UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - JULY 2, 2007

WIRELESS AGE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1075 Meyerside Dr., Unit 7
Mississauga, Ontario Canada L5T 1M3
(Address of principal executive offices)

(905) 564-6500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 2, 2007, Mr. Gary N. Hokkanen, Chief Financial Officer of Wireless Age Communications, Inc. (the “Company”), agreed to modify his employment arrangement with the Company, effective July 1, 2007. Mr. Hokkanen has served as the Company’s Chief Financial Officer since May of 2003.

The Company previously reported on a Form 8-K filed on January 4, 2006, that Mr. Hokkanen was compensated under an Employment Agreement dated December 30, 2005. Under the terms of this Employment Agreement, Mr. Hokkanen would receive annual compensation of CAD$175,000. Mr. Hokkanen was also to receive an annual bonus of CAD$50,000 based on a yet to be determined annual criteria. Mr. Hokkanen’s Employment Agreement also contained other customary terms and conditions commensurate with the position.

On July 2, 2007, Mr. Hokkanen and the Company entered into a Consulting Services Agreement pursuant to which Mr. Hokkanen agreed to reduce his annual compensation to CAD$100,000 and provisions for a bonus were rescinded. The initial term of the Consulting Services Agreement expires June 30, 2009 and if renewed will be renegotiated at that time. All other terms and conditions remain unchanged. The Company and Mr. Hokkanen agreed that due to reduced role and compensation he would not devote all of his time to Company matters.

A copy of the Consulting Services Agreement is appended as Exhibit 99.1 to this Form 8K.

Item 9.01:	Financial Statements and Exhibits.

Exhibit 99.1	Consulting Services Agreement between Wireless Age Communications Inc and Gary Hokkanen, dated July 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated:	July 6, 2007

		By:	/s/ John G. Simmonds
Name: John G. Simmonds
Title: Chief Executive Officer